Exhibit 10.1

MILLIPORE CORPORATION

2008 STOCK INCENTIVE PLAN

1.	PURPOSE; HISTORY

The purpose of this 2008 Stock Incentive Plan, as may be amended from time to time (the “Plan”), is to advance the interests of Millipore Corporation (the “Company”) and its subsidiaries (as defined in Section 5 below) by enhancing the ability of the Company to (i) attract and retain employees and other persons who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such employees and other persons for such contributions; and (iii) encourage such employees and other persons to take into account the long-term interest of the Company and its subsidiaries through ownership of shares (“Shares”) of the Company’s common stock (“Stock”). This Plan is intended to replace the Millipore Corporation 1999 Stock Incentive Plan, as amended (the “Prior Plan”), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan initially becomes effective, except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms.

The Plan is intended to accomplish these goals by enabling the Company to grant Stock-based and other incentive awards (“Awards”), including Stock options (“Options”), Stock appreciation rights (“SARs”), restricted Stock (“Restricted Stock”), and Stock units (“Stock Units”), all as more fully described below.

2.	ADMINISTRATION

The Plan will be administered by the Management Development and Compensation Committee of the Board of Directors of the Company (the “Board”) or by such other committee of the Board as the Board may designate (the Management Development and Compensation Committee or such other committee being herein referred to as the “Committee”). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive discretionary power to interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee will exercise its discretion consistent with qualifying the Award for that exception. All determinations and actions of the Committee made or taken under authority granted by any provision of the Plan will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 11 or Section 15 or to amend or terminate the Plan under Section 16. Notwithstanding the above and anything else in this Plan to the contrary, the Board will administer the Plan insofar as it relates to Awards to non-employee directors of the Company and will perform the same functions and have the same authority as described above as they may relate to Awards to non-employee directors of the Company. Each Award shall be evidenced by a written award agreement, contract or other document evidencing the grant of such Award (an “Award Agreement”), which may, but need not, require execution or acknowledgement by the Participant (as defined in Section 5 below).

3.	EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective on May 8, 2008. The Plan will terminate on May 8, 2018, subject to earlier termination by the Board pursuant to Section 16. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 11 below, the following Share maximums shall apply in administering the Plan:

(i) The maximum aggregate number of Shares that may be delivered under the Plan shall be equal to (A) 4,000,000 plus (B) any Shares that remain available under the Prior Plan, including Shares with respect to Awards granted under the Prior Plan that are forfeited following the date that the Plan is approved by the Company’s shareholders, of which 4,000,000 Shares may be granted as ISOs (as defined in Section 7(a) below).

(ii) The maximum number of Shares for which Awards may be granted to any Participant (as defined in Section 5 below) in any calendar year under the Plan shall be 1,000,000. With respect to Awards that are settled in cash based on the Fair Market Value (as defined in Section 7(c) below) of a Share, the maximum aggregate amount of cash that may be paid pursuant to such Awards granted to any Participant in any calendar year of the Company under the Plan shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the immediately preceding sentence.

(iii) Each Share with respect to which an Option is granted under the Plan shall reduce the number of Shares available for delivery under the Plan by one (1). Each Share with respect to which a Stock-settled SAR is granted under the Plan shall reduce the number of Shares available for delivery under the Plan by one (1), regardless of the number of Shares actually delivered upon settlement of such Stock-settled SAR. Each Share with respect to which any other Stock-settled Award is granted under the Plan shall reduce the number of Shares available for delivery under the Plan by two and eighteen hundredths (2.18).

If any Award is canceled, forfeited, expires or terminates without the issuance of all Shares subject thereto, or is settled in cash, the number of Shares subject to such Award that were not issued with respect to such Award will not be treated as issued hereunder for purposes of reducing the aggregate number of Shares available (as determined under (i) and (iii) above) and will be available for future Awards. Notwithstanding the foregoing, if Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant, are surrendered or tendered to the Company in payment of the exercise price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall not again become available to be delivered pursuant to Awards under the Plan.

Stock delivered under the Plan may be either authorized but unissued Stock or Shares purchased in the open market or otherwise. No fractional Shares will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

5.	ELIGIBILITY AND PARTICIPATION

Those eligible to receive Awards under the Plan (“Participants”) will be key persons in the employ of the Company or any of its subsidiaries (“Employees”), non-employee directors and consultants of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A “subsidiary” for purposes of the Plan will be an entity in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.	DELEGATION OF AUTHORITY

The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan (except as they relate to Awards to non-employee directors of the Company) subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Participants (i) who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) whose compensation is intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code.

7.	OPTIONS AND SARS

a. Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both “incentive stock options,” as defined in Section 422 of the Code (referred to herein as an “ISO”), and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

b. Nature of SARs. A SAR is an Award that entitles a Participant to receive a payment (in stock or cash at Millipore’s discretion) upon exercise equal (i) to the per Share Fair Market Value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of Shares with respect to which the SAR is being exercised.

c. Exercise Price. The exercise price of each Option or SAR shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share at the time of grant; provided, that, in no case shall the exercise price of an Option or SAR be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, “Fair Market Value” shall mean, (A) except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or (C) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

d. Duration of Options and SARs. In no case shall an Option or SAR be exercisable more than ten years from the date the Option or SAR was granted.

e. Exercise of Options and Conditions. Options or SARs will become exercisable at such time or times, and on and subject to such conditions (including performance conditions), as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option or SAR may vest and/or be exercised, regardless of whether such acceleration results in unanticipated tax consequences for the holder of the Award.

f. Payment for and Delivery of Stock. Full payment of the exercise price will be made at the time of the exercise of the Option, in whole or in part. Payment of the exercise price will be made in cash or in such other form as the Committee may approve, including, without limitation, delivery of Shares.

8.	RESTRICTED STOCK AND STOCK UNITS

Restricted Stock is an Award consisting of the delivery of Shares that are subject to the requirement that they be forfeited or offered for sale to the Company at a specified price (“forfeited”) if the restrictions or conditions specified with respect to the Award are not satisfied (“vesting conditions”). Restricted Stock may be awarded for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee.

A Stock Unit is an unfunded and unsecured promise, denominated in Shares, to deliver Stock, or cash measured by the value of Stock, in the future. A Stock Unit as to which the right to receive Stock or cash in the future is subject to vesting conditions is referred to herein as a “Restricted Stock Unit.”

The vesting conditions or other conditions applicable to a Restricted Stock Award or a Stock Unit Award (including a Restricted Stock Unit Award) shall be determined by the Committee in its discretion. The Committee may condition the grant or vesting of a Restricted Stock Award or a Stock Unit Award (including a Restricted Stock Unit Award) on the satisfaction of performance conditions (“Performance Criteria”), each such Award being herein referred to as a “Performance Award.” No Performance Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code (a “162(m) Award”) shall be granted or shall vest, as the case may be, unless the applicable Performance Criteria (i) are pre-established by the Committee in writing no later than 90 days after the commencement of the period to which the Performance Criteria relate (the “Performance Period”) (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code), and (ii) consist of an objectively determinable measure of performance relating to any combination of the following (measured absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographic basis or in combinations thereof): sales; revenues; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per Share basis; return on equity, investment, capital or assets; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; Stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups or split-offs; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any 162(m) Award that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period. The Committee may, in its sole and plenary discretion, reduce or eliminate the amount of a 162(m) Award earned in a Performance Period, even if applicable Performance Criteria have been satisfied. No 162(m) Award shall be granted or shall vest, as the case may be, unless the applicable requirements set forth in Section 162(m) of the Code and the rules, regulations and guidelines thereunder have been satisfied. Notwithstanding the foregoing, nothing contained in this Section 8 will be deemed in any way to limit or restrict the Company, any of its subsidiaries, or the Committee from granting any Award that is not related to a 162(m) Award to any Participant or from making any award or payment under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

9.	TRANSFERS AND TERMINATIONS

a. No Award (other than an Award in the form of an outright transfer of Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Option or SAR will be exercisable only by the Participant or, in the event of a Participant’s incapacity, his or her guardian or legal representative. Notwithstanding the foregoing, with the approval of the Board of non-employee directors (and upon such terms and conditions imposed by the Board), Participants may gift Options (other than ISOs) to immediate family members or family trusts; provided that in no event may any Award (or any rights and obligations thereunder) be transferred to any third party in exchange for value unless such transfer is specifically approved by the Company’s shareholders.

b. Except as otherwise determined by the Committee or as otherwise provided in the applicable Award Agreement or an employment, retention, consulting or similar agreement between a Participant and the Company or one of its affiliates, the following rules shall apply upon the termination of a Participant’s employment or other service relationship with the Company and its subsidiaries:

(i) In the case of an Employee Participant, the portion of any Option or SAR granted to the Participant under the Plan that was not exercisable at the time of termination shall, except as provided below with respect to termination of a Participant’s employment by reason of “Retirement” (as defined in Section 9(b)(iii) below) or as otherwise provided in Section 15, immediately terminate and the balance of the Option or SAR, if any, shall remain exercisable for the shorter of (i) the 90-day period (or such longer period as provided in Section 15) following termination of employment, and (ii) the number of days for which the Option or SAR would have remained exercisable had the Participant’s employment not terminated; provided, that if the Participant’s employment is terminated for “cause” (as determined by the Committee), all portions of any Options or SARs then held by the Participant shall terminate immediately. Notwithstanding the foregoing, if the Committee so determines in connection with any Option or SAR, special post-termination exercise rules will apply if the Participant’s employment terminates by reason of Retirement. In any such case, each Option and SAR held by the Participant immediately prior to such Retirement shall become exercisable, and to the extent exercisable shall remain exercisable, for the duration of the special post-termination period specified by the Committee (the “Special Exercise Period”), on the same basis as would have applied had the Participant remained an Employee. The Special Exercise Period will begin on the date of termination of employment and end on the date, if any, specified by the Committee, but in no event later than the earlier of (A) the date the Option or SAR would have expired had the Participant actually remained an Employee, or (B) the fifth anniversary of the date of termination of employment.

(ii) In the case of an Employee Participant, except as otherwise determined by the Committee, (A) each unvested Award (other than an Award of Options or SARs) held by the Participant immediately prior to termination of employment shall (i) in the case of Restricted Stock, be immediately forfeited, and (ii) in the case of any Restricted Stock Unit, immediately terminate and expire, and (B) except as otherwise required by Section 409A of the Code, the Shares or cash subject to each Stock Unit Award that is then vested shall be delivered at the same time as they would have been delivered had the Participant remained an Employee; provided, that, if the Participant’s employment terminates by reason of Retirement, any Restricted Stock Unit previously granted to such Participant under the Plan shall become free of any and all restrictions. Notwithstanding the foregoing, if the Participant’s employment is terminated for “cause” (as determined by the Committee), all Restricted Stock and all Stock Units shall immediately be forfeited, expire and terminate.

(iii) For purposes of the Plan, unless otherwise provided in the applicable Award Agreement, “Retirement” shall mean the termination of a Participant’s employment with the Company and its subsidiaries (other than for “cause” (as determined by the Committee)) after the Participant has reached age 62 and has completed at least 10 years of service with the Company and its subsidiaries (as well as with any predecessor to the Company or its subsidiaries, to the extent that the Committee determines that service with such predecessor shall be recognized for this purpose).

(iv) In the case of a non-employee Participant, the treatment of Awards held by the Participant upon termination of his or her service relationship with the Company and its subsidiaries shall be as set forth in the applicable Award Agreement.

No Award nor any provision of the Plan shall confer upon any Participant any right to continue in the Company’s employ or limit in any way the Company’s right to terminate the Participant’s employment or other service relationship at any time. In no event shall the loss of profit or potential profit in any Award constitute an element of damages in the event of termination of the employment relationship of the Participant, even if the termination is in violation of an obligation of the Company or any of its subsidiaries. Notwithstanding any provision of this Section 9, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant’s separation from service, such term shall mean that the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

10.	DEATH OF PARTICIPANT

Except as otherwise provided in Section 15 and except as the Committee may otherwise determine, should a Participant die while in the employ of the Company (or a subsidiary) or within a Special Exercise Period (if applicable), the following rules shall apply: (a) if death occurs during employment, each Option and SAR, to the extent exercisable immediately prior to death, shall be exercisable by the Participant’s estate or by the person or persons designated in the Participant’s last will and testament until the earlier of (i) the first anniversary of death (or such earlier date as the Committee may establish at the time of the grant) and (ii) the date on which the Option or SAR would have expired had the Participant remained in the employ of the Company, and the balance, if any, of such Options and SARs shall immediately expire, and (b) if death occurs during a Special Exercise Period (if applicable), each Option and SAR will remain exercisable during the remainder of such period to the extent it would have been exercisable had the Participant lived.

11.	ADJUSTMENTS

a. In the event of a Stock dividend, Stock split or combination of Shares, rights offering, recapitalization or other change in the Company’s capitalization, other distribution to common shareholders other than normal cash dividends, or any other event that constitutes an “equity restructuring” within the meaning of Statement of Financial Accounting Standards No. 123R with respect to Shares, after the effective date of the Plan, the Committee shall, in the manner determined by the Committee, make appropriate adjustments to the aggregate and other limits specified under Section 4 above.

b. In any event referred to in paragraph (a), the Committee shall, in order to preserve the value of outstanding Awards and in the manner determined by the Committee, make appropriate adjustments to the number and kind of Shares or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

12.	RIGHTS AS A SHAREHOLDER

Except as specifically provided by the Plan, the receipt of an Award, other than an Award of Restricted Stock, will not give a Participant rights as a shareholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares.

13.	CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until (a) all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (c) all other legal matters in connection with the issuance and delivery of such Shares have been satisfied. If the sale of Shares has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

14.	TAX WITHHOLDING

The Company will have the right to deduct from any cash or Shares deliverable under the Plan any federal, state, local and foreign income and employment taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant’s paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability (but not in excess of the minimum withholding required by law) by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise or vesting of an Award, Shares whose Fair Market Value is equal to such liability.

15.	CHANGE OF CONTROL

a. For purposes of this Plan, unless otherwise provided in the applicable Award Agreement, “Change of Control” shall mean the occurrence of any one of the following events:

(1) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (1) shall not be deemed to be a Change of Control if such event results from any of the following: (i) the acquisition of Company Voting Securities by the Company or any of its subsidiaries, (ii) the acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) the acquisition of Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in subparagraph (3) below);

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose appointment, election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of non-employee directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be an Incumbent Director;

(3) the consummation of (i) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clauses (A) or (B), a “Reorganization”) or (ii) the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of Company Voting Securities beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of (x) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company in such Sale (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of non-employee directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Surviving Entity or Parent Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a subsidiary), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power (in respect of the election of non-employee directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any person becomes the beneficial owner of 30% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change of Control; provided, however, that if such person subsequently becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control shall then be deemed to occur.

b. Unless otherwise provided in the terms of the applicable Award Agreement, immediately prior to a Change of Control or at such earlier time as the Committee may determine to effectuate the purposes of the Plan, each outstanding Option and SAR shall become fully vested and immediately exercisable, each outstanding share of Restricted Stock and each outstanding Restricted Stock Unit shall immediately become free of all restrictions and conditions, and the Stock or cash subject to each Stock Unit shall be immediately delivered to the holder thereof. In addition, with respect to Options and SARs, the Committee may provide for any one or more of the following actions (or such other actions it deems appropriate) in its sole discretion:

(i) each holder of an outstanding Option or SAR shall be given (A) written notice of the occurrence of the Change of Control at least 20 days prior to its proposed effective date (as specified in such notice) and (B) an opportunity during the period commencing with delivery of such notice and ending on or prior to such proposed effective date, to exercise the Option or SAR in full, provided that, upon the Change of Control, all Options and SARs, to the extent not so exercised, shall automatically terminate; or

(ii) each holder of an outstanding Option or SAR shall, upon the Change of Control, become entitled to receive a cash lump sum payment in an amount equal to the product of (A) the excess, if any, of (i) the amount of consideration per Share received by the holders of Stock in the Change of Control over (ii) the exercise price per Share of such Option or SAR multiplied by (B) the number of Shares subject to such Option or SAR, and such Option or SAR shall be canceled upon the Change of Control; or

(iii) either the Surviving Entity or the Parent Entity, as the case may be (the “New Grantor”) shall provide to each holder of an outstanding Option or SAR, upon the Change of Control, in exchange for the cancellation of such Option or SAR, a substitute or replacement option or stock appreciation right in respect of the common stock of such New Grantor (the “New Option”), with appropriate adjustments to the exercise price and number of shares of New Grantor common stock issuable upon the exercise of the New Option as deemed appropriate by the Committee (and which, in the case of ISOs, are necessary to ensure that the New Option also qualifies as an ISO). The New Option (i) shall be fully vested and immediately exercisable, (ii) shall, in the event the employment with the Company or the New Grantor (and its or their subsidiaries and affiliates) of the holder of such New Option is terminated during the two-year period immediately following the Change of Control, remain exercisable for the remainder of the originally scheduled term of the original Option or SAR and (iii) shall otherwise be subject to the same terms and conditions as were applicable to the original Option or SAR, except as may otherwise be agreed by the Committee prior to the Change of Control.

Notwithstanding any provision of this Section 15, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change of Control, any unvested but outstanding Awards shall automatically vest as of the date of such Change of Control and shall not be subject to the forfeiture restrictions following such Change of Control; provided that, in the event that such Change of Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change of Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change of Control.

c. In the event of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of Stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company, in each case other than any such transaction that constitutes a Change of Control, the Committee may, by vote of a majority of the members of the Committee who are Incumbent Directors, make such provision for outstanding Awards (including the termination of such Awards, the assumption of Awards, or the substitution of replacement awards) as it deems appropriate.

16.	AMENDMENTS AND TERMINATION

The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan provided that, except for adjustments under Section 11 and Section 15 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant’s consent (or that of the Participant’s permitted transferee in the case of an Award that has been transferred in accordance with the terms of this Plan and such Award), except as such modification is provided for or contemplated in the terms of the Award. Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Stock, Stock Unit, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders, it being understood that an adjustment to the exercise price of an Option or SAR that is made in accordance with Section 11 or Section 15(b) shall not be considered a reduction in exercise price or “repricing” of such Option or SAR.

Subject to applicable law, the Board may amend, suspend or terminate the Plan except that no such action may be taken, without shareholder approval, if such action would (i) increase the maximum aggregate number of Shares that may be delivered under the Plan; provided that any adjustment under Section 11 shall not constitute an increase for purposes of this Section 16, (ii) change the class of employees or other individuals eligible to participate in the Plan or (iii) effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act, Section 162(m) of the Code or the rules of the New York Stock Exchange (or if the Shares are listed on any other national stock exchange, the rules of such stock exchange).

17.	MISCELLANEOUS

This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof.

18.	FOREIGN EMPLOYEES AND FOREIGN LAW CONSIDERATIONS

The Committee may grant Awards to Participants who are foreign nationals, who reside outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions (including to avoid triggering a public offering or to maximize tax efficiency).

19.	SECTION 409A

a. It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

b. No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation

(within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its affiliates.

c. If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Except as otherwise determined by the Committee in its sole discretion or as set forth in any applicable Award Agreement or an employment, retention, consulting or similar agreement between a Participant and the Company or one of its affiliates, such amount shall be paid without interest.

d. Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

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